                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                               AMENDMENT NO 2 TO

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      SEPTEMBER 22, 1995


                                     CITIZENS FINANCIAL CORPORATION
                         (Exact name of registrant as specified in its charter)





      KENTUCKY                              0-20148                                   61-1187135
   (State or other                         (Commission                               (I.R.S. Employer
    jurisdiction                            File Number)                             Identification No.)
   of incorporation)

        The Marketplace, Suite 300
        12910 SHELBYVILLE ROAD, LOUISVILLE, KENTUCKY                               40243
                    (Address of principal executive offices)                       (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (502) 244-2420






         (Former name or former address, if changed since last report)

            This Form consists of 22 sequentially numbered pages.

          This Current Report on Form 8-K was filed by Citizens Financial Corporation (the "Company") to report its acquisition of Integrity National Life Insurance Company ("INLIC"). The audited financial statements of INLIC filed as a part of this Report pursuant to Item 7 were prepared on the basis of statutory accounting principles, which were the only historical financial statements of INLIC then available.

          The purpose of this second amendment is to further amend the Report to file, pursuant to Item 7, audited financial statements of the individual life and disability insurance business of INLIC acquired by the Company in the transaction, prepared on the basis of generally accepted accounting principles.

          The Company has included the audited financial statements filed as a part of this Report after consultation with, and the receipt of no-action advice from, the staff of the Division of Corporation Finance of the Securities and Exchange Commission.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          The following is an index of the historical financial statements of INLIC and the pro forma financial information filed as a part of this Current Report on Form 8-K. The financial statements previously filed as a part of this Report were prepared on the basis of statutory accounting principles, instead of generally accepted accounting principles, because historical financial statements of INLIC prepared in accordance with GAAP were not then available.

                   INDEX TO FINANCIAL STATEMENTS
                    OF INTEGRITY NATIONAL LIFE
                         INSURANCE COMPANY
                         (filed herewith)


                                                     PAGE OF FILING

Report of Independent Auditors..............................   6

Statement of Income and Expenses
for the eight months ended August 31, 1995..................   8

Statement of Assets and
Liabilities at August 31, 1995..............................   9

Notes to Financial Statements...............................  11

                   INDEX TO FINANCIAL STATEMENTS
                    OF INTEGRITY NATIONAL LIFE
                         INSURANCE COMPANY
                        (previously filed)

                                                     PAGE OF FILING
Financial Statements For Full Fiscal Years

Report of Independent Auditors............................... **

Statements of Admitted Assets, Liabilities and Capital
     and Surplus (Statutory Basis) at December 31, 1994
     and 1993................................................ **

Statements of Operations (Statutory Basis) for the years
     ended December 31, 1994 an 1993......................... **

Statements of Capital and Surplus (Statutory Basis) for
     the years ended December 31, 1994 and 1993.............. **

Statements of Cash Flows (Statutory Basis) for the years
     ended December 31, 1994 and 1993........................ **

Notes to Statutory Financial Statements...................... **

Quarterly Statement (Statutory Basis) for the six months
     ended June 30, 1995..................................... **

              INDEX TO PRO FORMA FINANCIAL STATEMENTS
                 OF CITIZENS FINANCIAL CORPORATION
                         AND SUBSIDIARIES
               (previously filed and filed herewith)
                                                     PAGE OF FILING

Pro Forma Condensed Consolidated Statements of Operations
     for the nine months ended September 30, 1995..........   19

Pro Forma Condensed Consolidated Statements of Operations
     for the year ended December 31, 1994..................   20

Notes to Pro Forma Condensed Consolidated
     Financial Statements.................................    21


**Previously filed as a part of the first amendment to this Report

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Citizens Financial Corporation



                              By:/S/ Lane A. Hersman
                                 Lane A. Hersman,
                                 Executive Vice President



Date:  March 30, 1998
                                   4

                         Statement of Assets and Liabilities and
                           Statement of Income and Expenses


                       Integrity National Life Insurance Company


                         FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                             WITH REPORT OF INDEPENDENT AUDITORS

                   INTEGRITY NATIONAL LIFE INSURANCE COMPANY

                                                                          PAGE

      Report of Independent Auditors.....................................   2

      Statement of Income and Expenses
      for the eight months ended August  31, 1995 ......................    3

      Statement of Assets and
      Liabilities at August 31, 1995....................................    4

      Notes to Financial Statements.....................................    6

REPORT OF INDEPENDENT AUDITORS



The Shareholders and Board of Directors
Integrity National Life Insurance Company


We have audited the accompanying Statement of Assets and Liabilities of Integrity National Life Insurance Company (exclusive of its medicare supplement and long-term care segment) as of August 31, 1995, and the related Statement of Income and Expenses for the eight months then ended. These Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these Statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of Citizens Financial Corporation as described in
Note 1, and are not intended to be a complete presentation of the Company's assets and liabilities or income and expenses.

In our opinion, the Statements referred to above present fairly, in all material respects, the assets and liabilities of Integrity National Life Insurance Company (exclusive of its medicare supplement and long-term care segment) at August 31, 1995, and its related income and expenses for the eight months then ended, in conformity with generally accepted accounting principles.



Louisville, Kentucky
May 2, 1997

INTEGRITY NATIONAL LIFE INSURANCE COMPANY
Statement of Income and Expenses



Eight Months Ended August 31                                                           1995
Income:
  Premiums and other considerations                                                $5,396,198
  Net investment and other income                                                   1,373,280
  Net realized investment gains                                                        29,339
Total Income                                                                        6,798,817

Benefits and Expenses:
  Policyholder benefits                                                             2,195,477
  Increase in net benefit reserves                                                    843,710
  Interest credited on policyholder deposits                                              616
  Commissions                                                                       1,736,655
  General expenses                                                                  1,002,977
  Policy acquisition costs deferred                                                  (575,721)
  Amortization expense:
    Deferred policy acquisition costs                                                 483,291
    Value of insurance acquired                                                       106,000
Total Benefits and Expenses                                                         5,793,005
Income before Federal Income Tax                                                    1,005,812
Federal Income Tax Expense                                                            352,034
Net Income                                                                        $   653,778
Net Income Per Common Share:                                                      $      5.95

        See Notes to Financial Statements.

INTEGRITY NATIONAL LIFE INSURANCE COMPANY
Statement of Assets and Liabilities
August 31                                                                                              1995
ASSETS
Investments:
  Securities available-for-sale, at fair value:
     Fixed maturities (amortized cost of $23,674,420)                                             $24,068,466
     Equity securities  (cost of $8,560)                                                                8,832
  Short-term investments                                                                               32,536
  Policy loans                                                                                      1,166,880
  Mortgage loans on real estate                                                                       635,662
  Other invested assets                                                                               128,565
Total Investments                                                                                  26,040,941
Cash and cash equivalents                                                                           5,042,120
Accrued investment income                                                                             360,366
Premiums receivable                                                                                   365,140
Deferred policy acquisition costs                                                                   3,958,573
Value of insurance acquired                                                                         1,206,000
Other assets                                                                                           38,955
Total Assets                                                                                      $37,012,095

See Notes to Financial Statements.

August 31                                                                                             1995
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Policy liabilities:
  Future policy benefits                                                                         $24,651,931
  Policy and contract claims                                                                         517,154
  Other policy liabilities                                                                            71,211
Total Policy Liabilities                                                                          25,240,296

Accrued expenses and other liabilities                                                               666,737
Federal income tax payable                                                                           419,893
Deferred federal income tax                                                                          624,761
Total Liabilities                                                                                 26,951,687

Commitments and Contingencies
Shareholders' Equity
  Common stock, 110,000 shares authorized; 109,969 shares issued
     and outstanding                                                                               1,539,566
  Additional paid-in capital                                                                          68,765
  Unrealized appreciation of investments                                                             256,307
  Retained earnings                                                                                8,195,770
Total Shareholders' Equity                                                                        10,060,408
Total Liabilities and Shareholders' Equity                                                       $37,012,095

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS


NOTE 1--BASIS OF PRESENTATION

As of August 31, 1995, Integrity National Life Insurance Company (the "Company") was a 98.85%-owned subsidiary to Southwestern Life Insurance Company ("Southwestern"). As discussed in Note 12, on September 22, 1995, 98.85% of the Company's common stock was acquired by Citizens Financial Corporation ("Citizens"). As a condition of this acquisition, the Company entered into a coinsurance and assumption reinsurance agreement with Union Bankers Insurance Company ("Union Bankers"), an affiliate of Southwestern, to divest the Company's 14,500 individual long-term care and medicare supplement insurance policies with annualized premium of approximately $14,800,000, leaving the remaining life and accident and health insurance business with the Company.

The accompanying Statement of Assets and Liabilities and Statement of Income and Expenses (the "Statements") were prepared  for  the  purpose  of complying  with  the  rules  and regulations of the Securities and Exchange Commission for inclusion in a registration statement of Citizens. As the primary purpose of these Statements is to provide financial information regarding the ongoing operations of Citizens, the accompany Statements exclude the assets, liabilities and results of operations of the Company's long-term care and medicare supplement business, which was subsequently divested to Union Bankers.


NOTE 2--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS. The Company was incorporated in 1903 in Pennsylvania as an insurance company engaged in the business of life insurance and accident and health insurance. The Company offers life and accident and health insurance products to individuals through independent agents.

The individual life insurance products currently offered by the Company consist primarily of traditional whole life insurance policies. The Company's individual accident and health insurance products provide coverage for monthly income during periods of hospitalization, scheduled reimbursement for specific hospital and surgical expenses, and lump sum payments for accidental death or dismemberment.

The Company is licensed to sell products in the District of Columbia and nineteen states primarily located in the East and Southeast. The Company markets its portfolio of products through the personal producing general agent distribution system and has approximately 320 sales representatives, all of whom are independent agents who may also represent other insurers. The majority of these agents specialize in the home service market. That market consists primarily of individuals who desire whole life policies with policy limits typically below $10,000.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS. Investments are reported in accordance with Statement of Financial Accounting Standards ("SAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All of the Company's fixed maturities and equity securities are classified as "available-for-sale", as they are not bought and held principally for the purpose of selling them in the near term (e.g. "trading securities") or, if fixed maturities, are not intended to be "held to maturity". Available-for-sale securities are carried at fair value, with unrealized gains and losses included in shareholders' equity, net of applicable deferred taxes.

Fixed maturities and equity securities having a decline in value considered by management to be other than temporary are adjusted to an amount which, in management's judgment, reflects such declines. Such amounts are included in net realized investment gains and losses. For purposes of computing realized gains and losses on fixed maturities and equity securities sold, the carrying value is determined using the specific-identification method. Mortgage loans and policy loans are carried at unpaid balances. Other invested assets consist of a note receivable, which is carried at unpaid

NOTE 2--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
        (Continued)

balance, and investment real estate, which is carried at depreciated cost. Short-term investments are carried at cost which approximates fair value. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less at the date of purchase and are also carried at cost which approximates fair value.

DEFERRED POLICY ACQUISITION COSTS. Commissions and other policy acquisition costs which vary with, and are primarily related to, the production of new insurance contracts are deferred, to the extent recoverable from future policy revenues and gross profits, and amortized over the life of the related contracts. See Premiums, Benefits and Expenses regarding amortization methods.

VALUE OF INSURANCE ACQUIRED. Value of insurance acquired is recorded for the estimated value assigned to the insurance in force of purchased business at the date of acquisition by Southwestern. The assigned value is amortized over the expected remaining life of the insurance in force using methods consistent with that used for amortization of policy acquisition costs (as described under Premiums, Benefits and Expenses). At August 31, 1995, accumulated amortization was $2,241,851.

BENEFIT RESERVES. Traditional life and accident and health insurance products include those contracts with fixed and guaranteed premiums and benefits and consist principally of whole-life and term insurance policies, and limited-payment life insurance policies. Reserves on such policies are based on assumed investment yields which range from 6% to 8%. Reserves on traditional life and accident and health insurance products are determined using the net level premium method based on future investment yields, mortality, withdrawals and other assumptions. Such assumptions are based on past experience and include provisions for possible unfavorable deviation. The Company has no participating insurance business.

PREMIUMS, BENEFITS AND EXPENSES. Premiums for traditional individual life and accident and health policies are reported as earned when due. Benefit claims (including an estimated provision for claims incurred but not reported), benefit reserve changes and expenses (except those deferred) are charged to expense as incurred. Deferred policy acquisition costs related to traditional life and accident and health policies are charged to expense over the life of the policy using methods and assumptions consistent with those used in estimating liabilities for future policy benefits. In determining whether a premium uration policies, management does not give consideration to investment income.

LIABILITIES FOR POLICY CLAIMS. Policy claim liabilities are based on known liabilities plus estimated future liabilities developed from trends of historical data applied to current exposures. These liabilities are closely monitored and adjustments for changes in experience are made in the period identified.

FEDERAL INCOME TAXES. The Company uses the liability method of accounting for income taxes. Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under generally accepted accounting principles and balances determined for tax reporting purposes.

EARNINGS PER SHARE.   Earnings  per  share  amounts are based on
109,969 weighted average common shares outstanding during the eight months ended August 31, 1995.

NOTE 3--INVESTMENTS

The cost and  fair  value of investments in fixed maturities and
equity  securities are  shown  below.    The  cost  amounts  are
adjusted for amortization of premium and accretion of discount on fixed maturities.

                                     Amortized              GROSS UNREALIZED             Fair Value
August 31, 1995                         Cost             Gains             Losses       (Carrying Value)
Fixed Maturities:
   U. S. government obligations     $  2,371,410     $     93,534      $     3,112       $   2,461,832
   Corporate securities               12,272,776          334,930           40,727          12,566,979
   Mortgage-backed securities          9,030,234          220,123          210,702           9,039,655
   Total                            $ 23,674,420     $    648,587      $   254,541       $  24,068,466
Equity Securities                   $      8,560     $      2,324      $     2,052       $       8,832

The fair values for investments in fixed maturities and equity securities are based on quoted market prices, where available. For investments in fixed maturities and equity securities not actively traded, fair values are estimated using values obtained from independent pricing services.

The   change  in  net  unrealized  investment  appreciation   or
depreciation, for the eight months ended August 31, 1995 and the amount of net realized investment gain or loss included in net income for such period are as follows:

Eight Months Ended August 31                                            1995
FIXED MATURITIES:
    Change in net unrealized appreciation                         $  1,874,247
    Net realized gain                                             $     29,339
EQUITY SECURITIES:
    Change in net unrealized appreciation                         $        143
    Net realized gain                                             $        ---

The amortized cost and fair value of investments in fixed maturities at August 31, 1995, by contractual maturity are shown below. Expected maturities for investments in fixed maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations, sometimes without prepayment penalties.

August 31, 1995                               Amortized Cost            Fair Value
Due in one year or less                          $   741,716           $   743,418
Due after one year through five years              2,756,645             2,757,933
Due after five years through ten years             7,377,127             7,535,823
Due after ten years                                3,768,698             3,991,637
Subtotal                                          14,644,186            15,028,811
Mortgage-backed securities                         9,030,234             9,039,655
Total                                            $23,674,420           $24,068,466

Gross gains of $29,748 and gross losses of $409 were realized on the sale of available-for-sale fixed maturities during the eight months ended August 31, 1995. Gross proceeds from the sale of fixed maturities during the eight months ended August 31, 1995 totaled $564,815. No realized gains or losses were recognized on equity securities during the eight months ended August 31, 1995.

Net unrealized appreciation (depreciation) of available-for-sale securities is summarized as follows:

August 31                                                             1995
Net appreciation (depreciation):
  Fixed maturities                                                  $394,046
  Equity securities                                                      272
Deferred income taxes                                               (138,011)
Net Unrealized Appreciation                                         $256,307

Major categories of investment income are summarized as follows:

Eight Months Ended August 31                                          1995
Fixed maturities                                                  $1,198,316
Equity securities                                                        369
Mortgage loans on real estate                                         32,919
Policy loans                                                          43,290
Investment real estate                                                 7,925
Short-term investments and other                                     135,155
Subtotal                                                          $1,417,961
Investment expenses                                                  (44,694)
Net Investment Income                                             $1,373,280

The Company limits credit risk by diversifying its investment portfolio among government and corporate fixed maturities and common and preferred equity securities. It further diversifies these investment portfolios within industry sectors. As a result, management believes that significant concentrations of credit risk do not exist.

At August 31, 1995, the Company had no investments which had not been income producing for a period of at least twelve months prior to year end.

Pursuant to requirements of certain state insurance departments, the Company has investments with a carrying value of $1,990,600 at August 31, 1995, placed on deposit at various financial institutions which are restricted from withdrawal without prior regulatory approval.


NOTE 4--VALUE OF INSURANCE ACQUIRED

The value of insurance acquired is an asset which represents the present value of future profits on business acquired, using, for amortization, interest rates grading from 7.5% to 6%. An analysis of the value of insurance acquired for the eight months ended August 31, 1995 is as follows:

Eight Months ended August 31                                          1995
Balance at beginning of year                                      $1,312,000
Accretion of interest                                                 52,480
Amortization                                                        (158,480)
Balance at end of year                                            $1,206,000

Amortization of the value of insurance acquired (net of interest accretion) during the last four months of 1995 and in each of the following five years will be approximately: 1995 - $52,000; 1996 - $156,600; 1997 - $155,000; 1998 - $154,000; 1999 -
$153,000; and 2000 - $152,000.


NOTE 5--FEDERAL INCOME TAXES

The  Company's  taxable  income  is  included  in Southwestern's consolidated Federal income tax return. Tax expense is allocated to the Company based on a separate company calculation as defined in a written tax sharing agreement. Federal income taxes for the eight months ended August 31, 1995 consist of the following:

Eight Months Ended August 31                                          1995
Current tax expense                                                 $488,103
Deferred tax benefit                                                 136,069
Federal Income Tax Expense                                          $352,034

Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under generally accepted accounting principles and balances determined for tax reporting purposes. Significant components of the Company's deferred tax liabilities and assets as of August 31, 1995 are as follows:

August 31                                                             1995
DEFERRED TAX LIABILITIES:
   Deferred policy acquisition costs                              $  705,584
   Value of insurance acquired                                       422,100
   Net unrealized gains on available-for-sale securities             138,011
   Investments                                                        44,051
   Other                                                              10,199
      Total deferred tax liabilities                               1,319,945
DEFERRED TAX ASSETS:
   Policy and contract reserves                                      623,033
   Other                                                              72,151
      Total deferred tax assets                                      695,184
NET DEFERRED TAX LIABILITIES                                      $  624,761

The Company's effective income tax rate equals the statutory rate of 35%. During 1995, the Company paid $116,799 of Federal income taxes to Southwestern, pursuant to its tax sharing agreement.


NOTE 6--STATUTORY ACCOUNTING PRACTICES AND SHAREHOLDERS' EQUITY

Integrity is domiciled in Pennsylvania and prepares its statutory-basis financial statements in accordance with statutory accounting practices ("SAP") prescribed or permitted by the Pennsylvania Department of Insurance. Principal differences between SAP and GAAP include: a) costs of acquiring new policies are deferred and amortized for GAAP; b) value of insurance inforce acquired is established as an asset for GAAP;
c) benefit reserves are calculated using more

NOTE 6--STATUTORY ACCOUNTING PRACTICES AND SHAREHOLDERS' EQUITY
        (Continued)

realistic investment, mortality and withdrawal assumptions for GAAP; d) deferred income taxes are provided for GAAP; e) available-for-sale fixed maturity investments are reported at fair value with unrealized gain and losses reported as a separate component of shareholders' equity for GAAP; and f) statutory asset valuation reserves and interest maintenance reserves are not required for GAAP.

"Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to be completed in 1998, will likely change, to some extent, prescribed statutory accounting practices, and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory-basis financial statements.

Statutory restrictions limit the amount of dividends which the Company may pay. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the lesser of (a) 10% of statutory shareholder's surplus as of the preceding December 31, or (b) statutory net operating income for the preceding year. In addition, the Company must maintain the minimum capital and surplus, $1,650,000 required for life insurance companies domiciled in Pennsylvania.

The Pennsylvania Department of Insurance imposes minimum risk-based capital ("RBC") requirements on insurance enterprises that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances and various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The Company has a Ratio that is at least 200% of the minimum RBC requirements; accordingly, the Company meets the RBC requirements.


NOTE 7--REINSURANCE

The Company maintains reinsurance coverage for life insurance policies with benefits exceeding $25,000. To the extent that reinsurance companies are unable to meet obligations under reinsurance agreements, the Company would remain liable. However, the majority of the Company's life insurance policies provide benefits of less than $10,000 and very few policies exceed $25,000.

As discussed in Note 1, on September 22, 1995, the Company entered into a coinsurance and assumption reinsurance agreement with Union Bankers covering the Company's long term care and Medicare supplement business. Under the agreement, Union Bankers directly assumed these liabilities.


NOTE 8--CONTINGENCIES

In the normal  course  of  business,  the  Company is party to a
number   of  lawsuits.   Management  believes  recorded   claims
liabilities are adequate to ensure these suits will be resolved without material financial impact to the Company.

NOTE 9--LEASE COMMITMENTS

The Company leases its home office space through June 30, 1999 and certain computer equipment through June 30, 1996. On or after December 31, 1996, the Company may terminate the home office space lease after providing six months of advance notice. Presented below is a schedule of future minimum rental payments required under this lease.
 .

Period                                                                  Rental
Four months ended December 31, 1995                                   $ 60,397
Year ended December 31, 1996                                           135,920
Year ended December 31, 1997                                            45,325
Total                                                                 $241,642

The Company incurred approximately $121,000 of rental expense during the eight months ended August 31, 1995.


NOTE 10--FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of financial instruments, and the methods and assumptions used in estimating their fair values, are as follows:

FIXED MATURITIES: The fair values for fixed maturities are based on quoted market prices, where available. For those fixed maturities which are not actively traded, fair values are estimated using values obtained from independent pricing services. Available-for-sale fixed maturities are carried at fair value in the accompanying Statement of Assets and Liabilities. At August 31, 1995, the fair value of available-for-sale fixed maturities was $24,068,466.

EQUITY SECURITIES: The fair values for equity securities are based on quoted market prices. Equity securities are carried at fair value in the accompanying Statement of Assets and Liabilities. At August 31, 1995, the fair value of equity securities was $8,832.

Short-Term  Investments:   The  carrying  amount  of  short-term
investments approximates their fair value.   At August 31, 1995,
the fair value of short-term investments was $32,536.

POLICY LOANS: The carrying amount of policy loans approximates their fair value. At August 31, 1995, the fair value of policy loans was $1,166,880.

MORTGAGE   LOANS:    The   carrying  amount  of  mortgage  loans
approximates their fair value.   At  August  31,  1995, the fair
value of mortgage loans was $635,662.

OTHER INVESTED ASSETS: The carrying amount of other invested assets, which consist of a note receivable and investment real estate, approximates their fair value. At August 31, 1995, the fair value of the note receivable and investment real estate is $75,000 and $53,565, respectively.

CASH AND CASH EQUIVALENTS: The carrying amount of cash and cash equivalents approximates their fair value. At August 31, 1995 the fair value of cash and cash equivalents was $5,042,120

NOTE 11--RELATED PARTY TRANSACTIONS

The Company is a party to a management and service agreement with Facilities Management Installation Inc. ("FMI"), a subsidiary of Southwestern. FMI provides substantially all administrative, management, investment, personnel, data processing and certain other services for the Company. FMI also administers all benefit plans available to such personnel. During the eight months ended August 31, 1995, the Company incurred approximately $688,000 of fees for such services in accordance with the agreement. At August 31, 1995, the Company has net advances receivable of $18,306 from FMI.

NOTE 12--SUBSEQUENT EVENTS

As indicated in Note 1, on September 22, 1995, 98.85% of the Company's common stock was acquired by Citizens. The remaining 1.15% of common stock was also acquired by Citizens during the fourth quarter of 1995. The aggregate purchase price of the Company's stock was $9,419,000 (including net cost associated with the purchase of $437,000 and the purchase of minority shareholder stock). Effective December 31, 1995, the Company was merged into Citizens Security Life Insurance Company, a wholly owned subsidiary of Citizens. The real estate lease described in Note 9 was terminated effective March 31, 1997.

As also indicated in Note 1, a condition of the acquisition required the Company to assumptively reinsure it's long-term care and Medicare Supplement insurance business. In conjunction with this assumptive reinsurance, the Company transferred approximately $9,200,000 of assets and reserves to Union
Bankers. As indicated in Note 1, these amounts have been excluded from the accompanying Statements.

On September 21, 1995, the Company received approval from the Pennsylvania Department of Insurance to pay an extraordinary dividend of $593,809 to Southwestern. Such dividend was paid on September 22, 1995.

                       CITIZENS FINANCIAL CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        for the nine months ended September 30, 1995


                                                         AS REPORTED
                                                     Citizens Financial
                                                         CORPORATION       Pro Forma               Pro Forma
                                                                           ADJUSTMENTS             COMPANY
REVENUES
   Premiums and other considerations                     $ 7,956,944       $5,260,449      3H       $13,217,393
   Premiums ceded                                           (612,982)          (6,133)     3H          (619,115)
                                                           7,343,962        5,254,316                12,598,278
   Investment income, net of expenses                      1,571,450        1,364,928    3D&H         2,936,378
   Net realized gain on investment securities              1,257,006           19,018    3D&H         1,276,024
   Other income                                                7,600               13      3H             7,613
                                                          10,180,018        6,638,275                16,818,293
BENEFITS AND EXPENSES
   Policyholder benefits                                   5,040,475        2,221,523      3H         7,261,998
   Policyholder benefits ceded                              (572,911)         (10,631)     3H          (583,542)
                                                           4,467,564        2,210,892                 6,678,456
   Interest credited on policyholder deposits                683,591              616      3H           684,207
   Increase in benefit reserves                              134,011        1,417,611    3F&H         1,551,622
   Commissions                                             1,231,518        1,735,198      3H         2,966,716
   Salaries and wages                                        842,863           80,691      3H           923,554
   Other general expenses                                  1,481,230          623,445      3H         2,104,675
   Interest expense                                          211,105          505,021      3E           716,126
   Policy acquisition costs deferred                       (496,898)        (546,642)    3G&H       (1,043,540)
   Amortization of deferred policy acquisition costs
    and value of insurance acquired                          584,543          343,392    3G&H           927,935
                                                           9,139,527        6,370,224                15,509,751
GAIN FROM OPERATIONS BEFORE FEDERAL
INCOME TAXES                                               1,040,491          268,051                 1,308,542
   Federal income taxes (benefits)                           268,308          (4,543)                   263,765
   NET INCOME                                            $   772,183        $ 272,594               $ 1,044,777
   NET INCOME PER SHARE:
       Primary                                           $      0.72                                $      0.87
       Fully diluted                                             N/A                                $      0.85
    Weighted average number of shares outstanding
during the period:
        Primary                                            1,075,615                                  1,075,615
        Fully Diluted                                            N/A                                  1,167,023

                        CITIZENS FINANCIAL CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 YEAR ENDED DECEMBER 31, 1994

                                                          AS REPORTED
                                                                Integrity
                                                              National Life
                                                                Insurance
                                                Citizens         Company
                                                Financial      (Statutory-     Pro Forma             Pro Forma
                                               CORPORATION       BASIS        ADJUSTMENTS            COMPANY
REVENUES
   Premiums and other considerations           $ 8,987,190    $21,415,646   $(13,661,764)   3A&C   $16,741,072
   Premiums ceded                               (1,025,612)       (13,129)                          (1,038,741)
                                                 7,961,578     21,402,517    (13,661,764)           15,702,331
   Investment income, net of expenses            2,019,926      2,501,383       (572,350)   3A&D     3,948,959
   Net realized loss on investment securities     (398,890)                          (70)     3D      (398,960)
   Other income                                      5,340         65,667                               71,007
                                                 9,587,954     23,969,567    (14,234,184)           19,323,337
BENEFITS AND EXPENSES
   Policyholder benefits                         5,836,219     13,006,446     (9,915,820)     3A     8,926,845
   Policyholder benefits ceded                    (813,902)       (14,175)                            (828,077)
                                                 5,022,317     12,992,271     (9,915,820)            8,098,768
   Interest credited on policyholder deposits      903,327                                             903,327
   Increase (decrease) in benefit reserves         (40,344)     1,661,869       (146,506) 3A,C&F     1,475,019
   Commissions                                   1,205,891      5,183,381     (2,636,885)     3A     3,752,387
   Salaries and wages                            1,294,550      1,258,485     (1,017,485)     3A     1,535,550
   Other general expenses                        1,485,849      1,722,526       (652,365) 3A,B&C     2,556,010
   Interest expense                                345,287                        701,124     3E     1,046,411
   Policy acquisition costs deferred              (473,179)                      (706,929)    3G    (1,180,108)
   Amortization of deferred policy acquisition
     costs and value of insurance acquired         517,070                        419,750              936,820

                                                10,260,768     22,818,532     (13,955,116)          19,124,184
GAIN (LOSS) FROM OPERATIONS BEFORE FEDERAL
INCOME TAXES                                      (672,814)     1,151,035        (279,068)             199,153
   Federal income taxes (benefits)                (227,145)       557,226        (408,992)             (78,911)
   NET INCOME (LOSS)                          $   (445,669)     $ 593,809     $   129,924          $   278,064
   NET INCOME (LOSS) PER SHARE:
      Primary                                 $      (0.41)                                        $      0.15
      Fully diluted                                    N/A                                         $      0.19
   Weighted average number of shares
outstanding during the period:
       Primary                                   1,078,369                                           1,078,369
       Fully Diluted                                   N/A                                           1,181,109

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


In connection with the Acquisition, the following pro forma adjustments are being made to the historical consolidated statements of operations of the Company at September 30, 1995, (Integrity National Life Insurance Company (INLIC) was consolidated into the Company at September 30, 1995) and the Company (excluding INLIC) and INLIC (on a statutory basis) for the year ended December 31, 1994.

The objective of these adjustments is to illustrate the possible scope of the change in the Company's and INLIC's historical consolidated results of operations and financial position as a result of the Acquisition. The pro forma condensed consolidated statements of operations assume the Acquisition occurred as of January 1, 1994. No pro forma consolidated balance sheet amounts have been provided as an actual consolidated balance sheet has already been released as part of the September 30, 1995, 10-Q.

The pro forma condensed consolidate results of operations do not purport to be indicative of the financial position or operating results which would have been achieved had the Acquisition been consummated as of the dates indicated and should not be construed as representation of future operating results. The pro forma results of operations reflect preliminary allocations of the purchase price based upon the estimated fair value of the assets acquired and liabilities assumed. The actual allocation will be based on further studies and valuations as of August 31, 1995, the designated effective date of the Acquisition.

The following describes the pro forma adjustments reflected in the accompanying pro forma condensed consolidated financial statements.

1.   FINANCING AND STRUCTURE OF THE ACQUISITION

     To consummate the Acquisition, the Company obtained a $6,400,000 bank loan.

     In  order  to  obtain  required  approvals   from   insurance   regulatory
     authorities of the state of Pennsylvania [i] the Company agreed to authorize a private placement of up to $4,070,000 of preferred stock to accredited investors, [ii] the Principal Shareholder personally guaranteed that at least $1,500,000 of the preferred stock would be sold, and [iii] the Company agreed that at least $1,500,000 of the proceeds of such sale would be used to pay down the principal amount of the $6,400,000 bank loan. The Company is required to satisfy these conditions on or before December 15, 1995.

     The actual amount to be placed in excess of the $1,500,000, and the use of such excess, is unknown at this time. Accordingly the pro forma financials reflect only the placement of the $1,500,000 personally guaranteed portion. If amounts in excess of the $1,500,000 are placed, they could be used for additional paydown of bank debt or to strengthen the insurance company's financial position.

2.   REINSURANCE

     Prior to the acquisition, INLIC entered into a coinsurance and assumption reinsurance agreement with Union Bankers Insurance Company (Union
     Bankers), another affiliate of the seller, covering INLIC's 14,500 individual long-term care and Medicare Supplement insurance policies with annualized premium of approximately $14,800,000, leaving the remaining life and accident and health insurance business with INLIC. INLIC also transferred approximately $9,200,000 in reserves to Union Bankers. Completion of these transactions was a condition to the Company's obligations under the Stock Purchase Agreement with Southwestern Life Insurance Company because the reinsured business did not fit into the Company's current business plans. Under the agreement, Union Bankers is currently in the process of contacting INLIC policyholders and directly assuming the liability. Accordingly, these statements of operations do not reflect the activity relating to this business.

3.   PURCHASE ACCOUNTING MATTERS

     The Acquisition will be accounted for using the purchase method. The aggregate purchase price is allocated based on the estimated fair value of total assets less the estimated fair value of liabilities. The primary pro forma effects relate to the assumption the reinsurance transaction discussed above and the amortization of value assigned to the value of insurance in force, resulting from the Acquisitions. Accordingly, the following adjustments are made:

     a. Premiums, policyholder benefits and reserve commissions, salaries and wages, and general expenses are reduced to reflect the reinsurance of 100% of INLIC's Medicare Supplement and Long Term Care policies. In addition, investment income was reduced to reflect the reduction in investments which were used to support the reinsured liabilities.

     b. Other general expense reductions primarily related to the elimination of duplicate facilities, personnel and functions.

     c. Premiums and increase in reserves are adjusted to eliminate the effect of statutory deferred premiums on such amounts.

     d. Net investment income and net realized gain (loss) on investment securities were adjusted to eliminate the statutory accounting effect of the Interest Maintenance Reserve.

     e. Interest expense was increased to reflect interest on bank borrowings to finance the Acquisition.

     f. Increase in reserves were increased to adjust INLIC reserve from a statutory basis to a basis acceptable under Generally Accepted Accounting Principles (GAAP).

     g. Policy acquisition costs deferred and amortization of deferred policy acquisition cost and value of insurance acquired were increased to reflect the effect of INLIC on those amounts in accordance with GAAP.
     h. Adjusted to reflect activity, excluding the effect of business reinsured discussed above, for the period January 1, to August 31, 1995 (effective date of Acquisition).

4.   IMPACT OF FEDERAL INCOME TAXES

     Income tax effects resulting from the above transactions have been reflected at a rateof 17%.

5.   Earnings Per Share

     Earning per share amounts were computed assuming an issuance of $1,500,000 shares of preferred convertible stock on March 31, 1994, at a conversion price of $5.50.